SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       International Recovery Corp.
             (Name of Registrant as Specified In Its Charter)

                       International Recovery Corp.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

         1) Title of each class of securities to which transaction applies: Not Applicable
         2)       Aggregate number of securities to which transaction applies:
                  Not Applicable
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
         4)       Proposed maximum aggregate value of transaction:
                  Not Applicable
         5)       Total fee paid:  Not Applicable

[ ]     Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:  Not Applicable
         2)       Form, Schedule or Registration Statement No.:  Not Applicable
         3)       Filing Party:  Not Applicable
         4)       Date Filed:  Not Applicable

                                                                   July 12, 1995

To the Shareholders of International Recovery Corp.:

                  You are cordially invited to attend our Annual Meeting of Shareholders on Monday, August 21, 1995, at 10:00 a.m. at the Eastern Financial Federal Credit Union Auditorium, Tenth Floor, 700 South Royal Poinciana Boulevard, Miami Springs, Florida 33166.

                  The purposes of the meeting are to vote on the election of Directors, to vote on reserving additional shares for issuance under the 1986 Employee Stock Option Plan, and to vote on changing the Company's name to "World Fuel Services Corporation." The Board of Directors believes that electing all of the Director nominees, reserving additional shares for issuance under the 1986 Employee Stock Option Plan, and changing the name of the Company are in the best interest of the Company, and unanimously recommends that shareholders vote for all these proposals. These matters are described in the accompanying Proxy Statement, which we urge you to review carefully.

                  It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy.

                  On behalf of the Board of Directors, thank you for your cooperation and support.

                                                           Sincerely,

                                                           Ralph R. Weiser,
                                                           Chairman of the Board

                       INTERNATIONAL RECOVERY CORP.
                700 South Royal Poinciana Blvd., Suite 800
                       Miami Springs, Florida 33166

                ------------------------------------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD AUGUST 21, 1995

                ------------------------------------------

                          Miami Springs, Florida
                               July 12, 1995

Notice is hereby given that the Annual Meeting of Shareholders of INTERNATIONAL RECOVERY CORP., a Florida corporation (the "Company"), will be held on Monday, August 21, 1995, at 10:00 a.m., local time, at the Eastern Financial Federal Credit Union Auditorium, Tenth Floor, 700 South Royal Poinciana Boulevard, Miami Springs, Florida 33166, for the following purposes:

      1.       To elect nine Directors of the Company.

      2. To consider and act upon a proposal to reserve additional shares of the Company's common stock for issuance pursuant to the 1986 Employee Stock Option Plan.

      3. To consider and act upon a proposal to change the name of the Company to "World Fuel Services Corporation."

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying proxy statement.

The Board of Directors has fixed the close of business on July 10, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                              By Order of the Board of Directors

                                              INTERNATIONAL RECOVERY CORP.

                                              Ileana Garcia, Secretary

                             TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Introduction............................................................       1

Outstanding Voting Stock................................................       2

Costs of Solicitation...................................................       2

Election of Directors...................................................       2

Board of Directors......................................................       5
  Compensation of Directors.............................................       6

Principal Stockholders and Security
  Ownership of Management...............................................       6

Information Concerning Executive Officers...............................       9

Compensation of Officers................................................      11

      Summary Compensation Table........................................      11
      Stock Option Exercises and Fiscal
        Year End Option Values..........................................      12
      Certain Employment Agreements.....................................      12
      Compensation Committee Report on Executive
         Compensation...................................................      13
      Compensation Committee Interlocks and Insider
         Participation..................................................      15
      Stock Performance Graph...........................................      15

Transactions with Management and Others.................................      17

Proposal Relating to the Company's 1986
      Employee Stock Option Plan........................................      18

New Plan Benefits Table.................................................      23

Proposal to Change the Name of the
      Company...........................................................      25

Company's Relationship with Independent
      Public Accountants................................................      25

Proposals for the 1996 Annual Meeting...................................      25

Other Matters...........................................................      25

                              PROXY STATEMENT

                       INTERNATIONAL RECOVERY CORP.

                700 South Royal Poinciana Blvd., Suite 800
                       Miami Springs, Florida 33166

                ------------------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on August 21, 1995

                               INTRODUCTION

               This proxy statement is furnished to the shareholders of INTERNATIONAL RECOVERY CORP., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

               This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about July 12, 1995.

               Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 21, 1995, and has fixed the close of business on July 10, 1995, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

               Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

               The Annual Report of the Company for the fiscal year ended March 31, 1995, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                         OUTSTANDING VOTING STOCK

               On the Record Date, July 10, 1995, the Company had 7,922,519 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. All matters to be considered at the Annual Meeting shall be approved upon the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

               As of the Record Date, the nine nominees for Director of the Company beneficially owned a total of 1,444,694 shares of Common Stock, or approximately 18.24% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Stockholders and Security Ownership of Management."

               On June 5, 1995, the Board of Directors approved a three for two stock split of the Common Stock (the "Stock Split"), effective June 19, 1995. All share amounts shown herein are stated after giving effect to the Stock Split.

                           COSTS OF SOLICITATION

               The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or telegraphic communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                           ELECTION OF DIRECTORS

               Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                                    YEAR FIRST
NAME AND POSITION                 AGE AT                         BECAME DIRECTOR
WITH THE COMPANY              MARCH 31, 1995                     OF THE COMPANY
- -----------------             --------------                     ---------------
Ralph R. Weiser,                    69                                 1984
Chairman of the Board
of Directors

Jerrold Blair,                      57                                 1985
Director and President

Celestin A. Durand, III,            58                                 1993
Director and Member of
Audit Committee and
Compensation Committee

Ralph R. Feuerring,                 72                                 1988
Director and Member
of Audit Committee and
Compensation Committee

John R. Benbow,                     63                                 1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                 56                                 1990
Director and President of
Advance Petroleum, Inc.

Myles Klein,                        56                                 1995
Director and Member
of Audit Committee

Michael J. Kasbar,                  38                                 1995
Director, Chairman
and Chief Executive Officer
of Trans-Tec Services, Inc.

Paul H. Stebbins,                   38                                 1995
Director, President and
Chief Operating Officer of
Trans-Tec Services, Inc.

                                     -3-

RALPH R. WEISER has been employed as Chairman of the Board of Directors of the Company since its organization in July 1984.

JERROLD BLAIR has served as President and a Director of the Company since January 1985.

CELESTIN A. DURAND, III, a Director of the Company, served as a vice president of Merrill Lynch Specialists, Inc., a company which provides specialists to stock exchanges, from 1989 until he retired in 1992. From 1972 to 1989, Mr. Durand served as the managing partner of Beauchamps & Co., which also provides specialists to stock exchanges. Beauchamps was purchased by Merrill Lynch in 1989.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. Between 1960 and 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc., in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a real estate development firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. ("Advance"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of Advance and served as Vice President from its organization in 1983 until January 1988. From 1967 to 1982, Mr. Bradley was an airline captain for Braniff International Airways and Chairman of the Braniff Airline Pilots Association.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director of the Company since June
1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994 Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York") and its affiliated companies. On January 3, 1995, Trans-Tec Delaware purchased substantially all of the assets of Trans-Tec New York and the outstanding stock of its affiliate Trans-Tec Services (U.K.) Ltd. Prior to founding Trans-Tec New York, Mr. Kasbar founded and worked for Gray Bunkering Services, Inc. from February 1983 through August 1985.

PAUL H. STEBBINS has served as a Director of the Company since June
1995 and has served as President and Chief Operating Officer of Trans-Tec Delaware since January 1995. From September 1985 to December 1994 Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Prior to founding Trans-Tec New York, Mr. Stebbins was employed by Gray Bunkering Services, Inc. from October 1983 to September 1985 as a bunker broker.

               For a description of the principal terms of the Company's acquisition of Trans-Tec New York and the terms of the Company's employment of Messrs. Kasbar and Stebbins, refer to "Transactions with Management and Others."

                            BOARD OF DIRECTORS

               During the fiscal year ended March 31, 1995, the Company's Board of Directors held five formal meetings. The Board of Directors has two committees, the audit committee and the compensation committee. All of the Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

               The audit committee ("Audit Committee") consists of John R. Benbow, Chairman, Ralph R. Feuerring, Celestin A. Durand, III and Myles Klein. The audit committee held four meetings during the fiscal year ended March 31, 1995. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

               The compensation committee ("Compensation Committee"), established by the Board of Directors in 1995, consists of John R. Benbow, Chairman, Ralph R. Feuerring, and Celestin A. Durand, III. The Compensation Committee held one meeting in the fiscal year ended

March 31, 1995. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews new and existing compensation programs, reviews and makes recommendations to the Board of Directors regarding management perquisites, administers stock option and incentive compensation plans, and administers and makes recommendations to the Board of Directors regarding performance goals for executive compensation plans.

COMPENSATION OF DIRECTORS

               All Directors who are not Company employees are members of at least one Committee of the Board of Directors and receive a monthly fee of $1,225, except for the Chairman of the Audit and Compensation Committees who receives $2,100 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

               Pursuant to the 1993 Non-Employee Directors Stock Option Plan, each Director who is not employed by the Company receives an option to purchase 2,500 shares of Common Stock each year, upon his re-election to the Board of Directors. The exercise price per share is the market price of the Common Stock on the date of the Company's annual shareholders meeting, which is the date the Director options are issued each year.

               During fiscal 1995, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

        PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

               The following table sets forth, as of June 30, 1995, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole investment and voting power. All amounts shown in the table have been adjusted to give effect to the Company's Stock Split, effective June 19, 1995.

                                       AMOUNT AND NATURE                PERCENT
NAME AND ADDRESS                    OF BENEFICIAL OWNERSHIP            OF CLASS
- ----------------                    -----------------------            --------
David L. Babson & Co., Inc.                749,550(1)                    9.46%
One Memorial Drive, 11th Floor
Cambridge, MA 02142-1300

FMR Corp.                                  591,300(2)                    7.46%
82 Devonshire Street
Boston, MA 02109

Franklin Resources, Inc.                   390,300(3)                    4.93%
777 Mariners Island Blvd.
San Mateo, CA 94404

Jerrold Blair                              881,625(4)                   11.13%
700 South Royal Poinciana Blvd.
Miami Springs, FL 33166

Ralph R. Weiser                            270,000                        3.4%

Ralph R. Feuerring                          19,500(6)                    * (5)

John R. Benbow                               7,650(7)                    * (5)

Celestin A. Durand, III                      3,750(8)                    * (5)

Phillip S. Bradley                          37,500(9)                    * (5)

Myles Klein                                      0                          0

Michael Kasbar                             141,413                       1.78%

Paul Stebbins                              135,756                       1.71%

Raymond Rossman                              7,500(10)                   * (5)

Robert S. Tocci                             18,750(11)                   * (5)

All Executive Officers                   1,533,194(12)                  19.35%
and Nominees for Director
as a Group (12 persons)

- ------------------
(1)     Based on information disclosed, as of December 31, 1994, in a
        Schedule 13G filed with the Securities and Exchange Commission. David L. Babson & Co., Inc. ("Babson"), its subsidiaries and companies under their control, have sole voting power with respect to 532,950 shares and sole dispositive power with respect to 749,550 shares. Babson shares voting power with respect to 216,600 shares and shares dispositive power with respect to 0 shares.

                                     -7-


(2)     Based on information disclosed, as of December 31, 1994, in a
        Schedule 13G filed with the Securities and Exchange Commission. FMR, its subsidiaries and affiliates, have sole voting power with respect to 33,450 shares and sole dispositive power with respect to 591,300 shares. FMR does not share voting or dispositive power with respect to any shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, owned 557,850 of these shares.

(3) Based on information disclosed in a Schedule 13G dated February 8, 1995 and filed with the Securities and Exchange Commission. Franklin and its affiliates have sole voting power with respect to 304,800 shares and sole dispositive power with respect to 0 shares. Franklin has shared voting power with respect to 85,500 shares and has shared dispositive power with respect to 390,300 shares.

(4) Includes 5,625 shares owned solely by Mr. Blair's wife, and 4,500 shares owned solely by his children.

(5)     Indicates ownership of less than 1% of the outstanding Common Stock.

(6) Includes 3,750 shares which may be purchased by Mr. Feuerring pursuant to an option which is currently exercisable.

(7) Includes 7,500 shares which may be purchased by Mr. Benbow pursuant to an option which is currently exercisable.

(8) Consists of 3,750 shares which may be purchased by Mr. Durand pursuant to an option which is currently exercisable.

(9) Consists of 37,500 shares which may be purchased by Mr. Bradley pursuant to an option which is currently exercisable.

(10) Consists of 7,500 shares which may be purchased by Mr. Rossman pursuant to an option which is currently exercisable.

(11) Consists of 18,750 shares which may be purchased by Mr. Tocci pursuant to stock options which are currently exercisable.

(12) Includes 88,500 shares which may be purchased by executive officers and Directors of the Company pursuant to options granted by the Company from April 18, 1988 through January 15, 1993. These options are currently exercisable.

                 INFORMATION CONCERNING EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Mr. Blair, Mr. Weiser, Mr. Bradley, Mr. Kasbar, and Mr. Stebbins is set forth in the paragraphs following the table. The background and experience of Mr. Blair, Mr. Weiser, Mr. Bradley, Mr. Kasbar and Mr. Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.


NAME AND POSITION                              AGE AT              PERIOD AS
WITH THE COMPANY                           MARCH 31, 1995      EXECUTIVE OFFICER
- -----------------                          --------------      -----------------
Ralph R. Weiser,
Chairman of the Board                           69                10 years

Jerrold Blair, President                        57                 9 years

Phillip S. Bradley,
President of Advance                            56                 8 years

Robert S. Tocci
Executive Vice President                        41                 6 years

Carlos A. Abaunza,                              35                 4 years
Chief Financial Officer and
Treasurer

Raymond A. Rossman,                             55                 2 years
President of
World Fuel Services, Inc.

Michael J. Kasbar,                              38             less than 1 year
Chairman and Chief Executive
Officer of Trans-Tec
Services, Inc.

Paul K. Stebbins, President                     38             less than 1 year
and Chief Operating Officer
of Trans-Tec Services, Inc.

ROBERT S. TOCCI has served as Executive Vice President since April 1995 and as Senior Vice President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989 he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, as Treasurer since June 1989, and as Vice President of Finance since April 1994. From June 1988 through April 1995 he served as Controller of the Company.

RAYMOND A. ROSSMAN has served as President of World Fuel Services, Inc., a subsidiary of the Company, since February 1995. He served as Senior Vice President - International Sales and Supply of World Fuel Services, Inc. from December 1991 until February 1995. From 1983 to 1991, Mr. Rossman served as General Manager - Fuel & Energy for Pan American World Airways.

                         COMPENSATION OF OFFICERS

           The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 1995, the chief executive officer and the four most highly compensated executive officers of the Company, for services rendered in the fiscal years ended March 31, 1995, March 31, 1994 and March 31, 1993.


SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                   ANNUAL COMPENSATION              AWARDS
NAME AND                         FISCAL            -------------------           ------------       ALL OTHER
PRINCIPAL POSITION                YEAR             SALARY        BONUS             OPTIONS        COMPENSATION
- ------------------               ------           --------     --------          ------------     ------------
Ralph R. Weiser,                  1995            $250,000     $622,068                  0            $    0
Chairman of the                   1994             250,000      357,621                  0                 0
Board of Directors                1993             250,000      151,332                  0                 0

Jerrold Blair,                    1995             250,000      622,068                  0                 0
President and Director            1994             250,000      357,621                  0                 0
                                  1993             250,000      151,332                  0                 0

Phillip S. Bradley,               1995             400,000      100,000                  0             6,900(1)
President of Advance              1994             400,000      100,000                  0             6,900(1)
and Director                      1993             325,000      375,000                  0             6,900(1)

Robert S. Tocci,                  1995             145,000       20,000                  0                 0
Executive Vice President          1994             130,000       20,000                  0                 0
                                  1993             115,000       25,000             11,250(2)              0

Raymond A. Rossman,               1995             150,000        5,000                  0                 0
President of World                1994             150,000            0                  0                 0
Fuel Services, Inc.               1993             150,000            0              7,500(2)              0

- ------------------
(1) Represents premiums paid by the Company on life insurance for Mr. Bradley where the Company is not the beneficiary.
(2)   Stock option vests two years after the date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

           The table below sets forth certain information pertaining to stock options held by the named executive officers as of March 31, 1995. None of the named executive officers were granted or exercised any stock options during the year ended March 31, 1995.

           On May 10, 1995, the Company issued options to purchase 37,500 shares and 15,000 shares to Robert S. Tocci and Carlos Abaunza, respectively. The exercise price under these options is $12.583 per share. Because these options were issued after the end of the fiscal year, they are not reflected in the table below.

                                                                                           VALUE OF
                                          NUMBER OF SHARES                               UNEXERCISED
                                       UNDERLYING UNEXERCISED                            IN-THE-MONEY
                                         OPTIONS AT FISCAL                            OPTIONS AT FISCAL
NAME                                          YEAR-END                                   YEAR-END (1)
- ----                                 ---------------------------                 ----------------------------
                                     EXERCISABLE   UNEXERCISABLE                 EXERCISABLE    UNEXERCISABLE
                                     -----------   -------------                 -----------    -------------
Ralph R. Weiser                                0               0                    $      0      $      0

Jerrold Blair                                  0               0                           0             0

Phillip S. Bradley (2)                    37,500               0                     159,375             0

Robert S. Tocci                           18,750               0                      60,938             0

Raymond A. Rossman                         7,500               0                      11,875             0

- ------------------
(1) Based on a fair market value of $16.375 per share for the Common Stock, as determined by using the average of the high and low prices on March 31, 1995.

(2) In June 1994, the expiration date of Mr. Bradley's options was extended from December 31, 1994 to December 31, 1995.

CERTAIN EMPLOYMENT AGREEMENTS

         On February 15, 1995, the Company's employment agreements with Mr. Weiser and Mr. Blair were amended and restated to extend the expiration of the agreements from January 31, 1999 until March 30, 2000. Each agreement, as amended, provides for an annual salary of $250,000, and annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000.

         The amended and restated employment agreements also provide that if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of up to three times his average salary and bonus during the five year period preceding his termination.

         The amended and restated employment agreements with Messrs. Weiser and Blair provide that, upon expiration or termination of such agreements for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collects or sells used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994, for a period of three years following the date of expiration or termination.

         In June 1995, the Company's employment agreement with Phillip S. Bradley, President of Advance and a Director of the Company, was amended to
(1) extend the employment term three years, so that Mr. Bradley's employment term now ends on December 31, 1998, and (2) extend the consulting term three years so that Mr. Bradley will serve as a consultant from January 1, 1999 to December 31, 2005. Until January 1, 1996, Mr. Bradley will receive a salary of $400,000 per year, and commencing January 1, 1996, Mr. Bradley will receive a salary of $350,000 per year. Mr. Bradley is also entitled to receive a $100,000 bonus for the calendar year ended December 31, 1995 in the event the pre-tax profits of Advance exceed $3,600,000. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $100,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment or consulting agreement for any reason.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  GENERAL. The Company's overall compensation philosophy is to attract and retain quality people through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership, or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

                  BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. Increases in base compensation are based on the performance of the Company's executives and the performance of the Company. The Company typically enters into employment contracts of one to five years with its executive officers to stabilize base compensation levels.

                  BONUS COMPENSATION. The Company rewards its executive officers with annual bonuses based on performance. Bonuses are generally based on a percentage of pre-tax profits of the Company, or a division thereof, which exceed a certain financial target. Both the percentage and the financial target are frequently established in the executive officer's employment contract. See "Certain Employment Agreements," above. Bonuses for executive officers whose employment agreements do not contain such criteria are discretionary, and are established by the Chairman of the Board and President of the Company.

                  STOCK OPTIONS. Stock options are currently the Company's principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's employee stock option plan vest over a period of one to three years, and executives must be employed by the Company at the time of vesting in order to exercise the option. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Company does not automatically grant stock options on an annual basis, but only when either individual or Company-wide compensation evaluations lead it to believe that such grants are in the best interest of the Company. Historically, the Company has not granted stock options to its Chairman of the Board or President because both of these officers hold significant ownership interests in the Company. However, the Compensation Committee may change this policy in the future.

John R. Benbow, Chairman
Ralph R. Feuerring
Celestin A. Durand, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The following persons served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 1995: Ralph
R. Feuerring, John R. Benbow, and Celestin A. Durand, III. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 1995.

STOCK PERFORMANCE GRAPH

                  In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's stockholders, during the five year period ended March 31, 1995, to the Russell 2000 Index (a broad equity market index) and to a group of issuers with similar market capitalizations to that of the Company. The companies included in this year's market capitalization group are different from those included in last year's market capitalization group because the companies included in last year's group no longer have market capitalizations similar to that of the Company. The companies included in this year's market capitalization group are not in the same business as the Company, and thus are not peers. The Company is unable to compare its stock performance to a peer group because the Company does not have any peers whose stock is publicly traded. The Company believes that it lacks such peers because it engages in specialized activities within its industry segments.


            Comparison of Five Year Cumulative Total Return (1)
       Among International Recovery Corp., The Russell 2000 Index &
                 a Similar Market Capitalization Group (2)



                                                    3/90        3/91        3/92        3/93        3/94        3/95
                                                    ----        ----        ----        ----        ----        ----
International Recovery Corp.                        100         113         152          68          83         107
The Russell 2000 Index                              100         107         129         149         165         174
New Similar Market Capitalization Group             100         130         130         155         174         153
Old Similar Market Capitalization Group             100         138         113         105          90         100

- ------------------
(1) Assumes that the value of the investment in the Company and each index was $100 on March 31, 1990, and that all dividends are reinvested.

(2) This year's similar market capitalization group consists of the following companies: Dreco Energy Services, Ltd.; Ethical Holdings, Ltd; Jones Medical Industries, Inc.; Seacoast Banking Corp. of Florida; Treadco, Inc.; Pope Resources Delaware, L.P.; First Knox Banc Corp.; Boston Acoustics, Inc.; Aer Energy Resources, Inc.; and Tasty Baking Company.

     The market capitalization used in last year's proxy statement group consists of the following companies: Advance Ross Corp.; Clean Harbors, Inc.; Allied Waste Industries, Inc.; Vectra Technologies, Inc.; ICF Kaiser International, Inc.; Handex Environmental Recovery; NV Horizons Electronics Corp.; Catalina Lighting, Inc.; and FSI International, Inc.

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

               Two of the Company's subsidiaries lease premises in New Orleans, Louisiana and Plant City, Florida from a trust established for the benefit of the children of Jerrold Blair, the President and a Director of the Company. The base annual rent under each lease is $43,000 per year, which amount will increase by 5% annually. The leases expire in August 1996. The Company has an option to purchase the properties at the current market value at any time during the lease term. For purposes of the purchase option, the market value of the land will be determined by independent appraisals to be obtained by the lessor and the Company. Management of the Company believes that the terms of the existing leases are no less favorable to the Company than those which could have been obtained in arm's length transactions.

               In January 1995, the Company and its subsidiary, Trans-Tec Delaware, acquired substantially all of the assets and assumed certain liabilities of Trans-Tec New York, and stock and assets of its affiliated companies. At that time, Michael Kasbar and Paul Stebbins were shareholders of Trans-Tec New York and its affiliated companies. Messrs. Kasbar and Stebbins are now employed by Trans-Tec Delaware, and are Directors and Executive Officers of the Company. See "Election of Directors."

               The aggregate purchase price for the Trans-Tec New York acquisition was approximately $14,511,000 (excluding acquisition costs of $321,000), paid as follows: (i) approximately $4,000,000 was paid in cash;
(ii) the Company issued four promissory notes (the "Notes") to the shareholders of Trans-Tec New York, including Messrs. Kasbar and Stebbins, for an aggregate amount of $6,000,000; and (iii) the Company issued shares of its Common Stock valued at $4,511,000. Under the Notes, the Company owes Mr. Stebbins $1,365,000, and owes Mr. Kasbar $1,425,000. The Notes bear interest at nine percent per year. The Notes are payable in three equal installments of principal and interest, due on January 3 of each year starting January 3, 1996. Of the Common Stock issued by the Company in the acquisition, Mr. Kasbar received 141,413 shares and Mr. Stebbins received 136,131 shares (after giving effect to the Stock Split). As a condition of the transaction, the Company also agreed to: (1) appoint Messrs. Kasbar and Stebbins to serve as Directors of the Company, and (2) appoint Messrs. Kasbar and Stebbins Senior Vice Presidents of the Company in January 1996.

               Messrs. Kasbar and Stebbins signed employment agreements with Trans-Tec Delaware under the terms of which each will be employed through 1997, at base salaries of $150,000 for 1995, $175,000 for 1996 and $200,000 for 1997. Each is also entitled to receive an annual bonus equal to 5% of the pre-tax profits of the Company's marine fuel division in excess of $3,500,000 for 1995 and 1996, and $4,000,000 for 1997. In
addition, Messrs. Kasbar and Stebbins each received an option to purchase 37,500 shares of the

Company's Common Stock, at an exercise price of $10.33 per share. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business.

                    PROPOSAL RELATING TO THE COMPANY'S
                      1986 EMPLOYEE STOCK OPTION PLAN

               The Board of Directors has adopted an amendment to the Company's 1986 Employee Stock Option Plan (the "Plan"), which will increase the number of shares reserved for issuance upon the exercise of options granted under the Plan by 300,000 shares. The amendment is conditioned on approval by the Company's stockholders.

REASONS FOR THE AMENDMENT

               The Plan was amended in 1990 to reserve 300,000 shares for issuance under the Plan. To date, the Company has granted options to purchase a total of 288,600 shares (on a pre-Stock Split basis), leaving available only 11,400 shares of Common Stock that may be purchased under options.

               In January 1995, when the Company acquired Trans-Tec New York and its affiliated companies, the Company agreed to grant options to certain employees of Trans-Tec New York, subject to shareholder approval of an increase in the number of shares available under the Plan. These options are in addition to the options issued in January 1995 to the former executive officers of Trans-Tec New York. See "Transactions with Management and Others." Additional shares must be made available under the Plan to enable the Company to issue these options.

               As a result of the Stock Split, effective June 19, 1995, the Company's outstanding shares increased by 50%. The Board of Directors has determined that the number of shares subject to outstanding stock options must be increased proportionately in order to avoid an unfair dilution of the rights of option holders. Thus, the options to purchase 197,321 shares which were outstanding before the Stock Split will be adjusted so that they permit the holders thereof to purchase 295,982 shares after the Stock Split. Additional shares must be made available under the Plan to effect the foregoing adjustment.

               Because of the Company's recent growth and the increased number of employees with significant responsibility, the Board of Directors determined that the number of shares reserved for issuance under the Plan be increased by 300,000 shares to make shares available for other key employees. The Board of Directors believes the grant of stock options to key employees and in connection with future acquisitions will foster retention of key executives by providing recognition and motivation to them and by rewarding their performance.

SUMMARY OF THE PLAN

               The Plan was approved by the Company's Board of Directors and stockholders on November 20, 1985. The effective date of the Plan was January 20, 1986. The Plan was amended on May 16, 1989 to incorporate certain changes required by the Internal Revenue Code and again in 1990 to increase the number of shares available under the Plan to 300,000. The purpose of the Plan is to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depends.

               As of July 10, 1995, 91,279 shares of Common Stock have been issued and exercised pursuant to the Plan, and options to purchase 295,982 shares of Common Stock are currently outstanding pursuant to the Plan, after giving effect to the Stock Split. If the amendment is approved, 212,739 shares will remain available for issuance pursuant to the Plan after giving effect to the Stock Split.

               On July _____, 1995, the last reported sale price for the Company's Common Stock on the New York Stock Exchange was ______.

               The following table sets forth certain information regarding options granted or to be granted under the Plan. Except as shown below, the Board of Directors has not determined to grant any other options under the Plan to its executive officers, directors or employees at this time.


NAME AND
POSITION                                                       OPTIONS GRANTED
- --------                                                       ---------------
Ralph R. Weiser,                                                         0
Chairman of the Board of Directors

Jerrold Blair,                                                           0
President and Director

Phillip S. Bradley,                                                      0
President of Advance and Director

Robert S. Tocci,                                                    42,591
Executive Vice President

Raymond A. Rossman,                                                  7,500
President of World Fuel
Services, Inc.

Executive Officers as a Group                                      132,901

Current Directors who are not                                            0
executive officers as a Group

Myles Klein,                                                             0
Director

Ralph Feuerring,                                                         0
Director

John R. Benbow,                                                          0
Director

Celestin A. Durand III,                                                  0
Director

Michael J. Kasbar,                                                  29,030
Nominee for Director and
Director, Chairman and
Chief Executive Officer of
Trans-Tec Delaware

Paul H. Stebbins,                                                   29,030
Nominee for Director and
Director, President and
Chief Financial Officer of
Trans-Tec Delaware

Non-Executive Officer employees                                    280,390(1)
as a group

- ------------------
(1) Includes the grant of 59,250 shares to former Trans-Tec New York employees who were granted options under the Plan, subject to shareholder approval of an amendment to increase the shares available under the Plan. The Board of Directors has reserved an additional 90,750 shares to be issued pursuant to options to be granted to former employees of Trans-Tec New York; none of such options have been granted and they are not included in the amounts shown in the table.

ELIGIBILITY

                  Individuals are eligible for selection by the Board of Directors or the Compensation Committee to participate in the Plan if they are employed on a full-time basis by the Company or any of its subsidiaries. Any eligible employee under the Plan shall not be rendered ineligible by reason of his serving as a member of the Board of Directors of the Company.

                  As of July 10, 1995, there were approximately 50 employees of the Company who were eligible to receive options under the Plan, and nineteen employees held options granted pursuant to the Plan.

OTHER TERMS AND CONDITIONS

                  Full payment for the Common Stock purchased upon the exercise of an option must be made at the time of exercise. An option holder has none of the rights of a stockholder with respect to the Common Stock subject to an option until such shares of Common Stock are issued to him or her. Payment of the purchase price for shares of Common Stock purchased pursuant to the exercise of an option must be made in cash or its equivalent. The proceeds derived from the sale of Common Stock pursuant to the exercise of options granted under the Plan are used for general corporate purposes. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares become available again for purposes of the Plan.

                  Options granted pursuant to the Plan are evidenced by written stock option agreements containing such terms and conditions as may be recommended and approved from time to time by the Board of Directors, but subject to and not more favorable than the terms of the Plan. Certain of the terms and conditions applicable to options under the Plan are described below.

                  EXERCISE PRICE. The exercise price for each option granted pursuant to the Plan cannot be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. If, however, an option holder owns more than 10% of the Company's outstanding Common Stock, the minimum exercise price will be 110% of the fair market value of the Common Stock on the date of grant of the option. The Board of Directors or the Compensation Committee determines the fair market value of the Common Stock on the date of the grant. As of May 30, 1995, the outstanding options granted pursuant to the Plan were exercisable at prices ranging from $3.00 to $18.875 per share.

                  TERM OF OPTION. The term of each option cannot be more than ten years from the date of grant; provided, however, that in the case of an option holder who owns more than 10% of the

Company's outstanding Common Stock, the term of the option cannot be more than five years from the date of grant. As of May 30, 1995, the outstanding options granted pursuant to the Plan had expiration dates ranging from August 1996 to February 2005.

                  NONTRANSFERABILITY. Options granted under the Plan are not transferable or assignable otherwise than by will or the laws of descent and distribution upon the death of the option holder. During the lifetime of an option holder, an option is only exercisable by the option holder.

                  LIMITATIONS ON GRANT AND EXERCISE OF OPTIONS. Each employee may be granted a maximum of $100,000 worth of options (as determined on the date of grant) which first become exercisable in any calendar year. In addition, an employee may not exercise an option at any time when he holds unexercised options which were issued prior to the options being exercised.

TAX TREATMENT

                  The following is a brief summary of the principal United States federal income tax consequences of the grant and exercise of options awarded under the Plan, based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

                  If an employee is awarded an option, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will, therefore, not receive any corresponding deduction. The excess of fair market value of the Common Stock received at the date of exercise over the exercise price will become an item of tax preference to the employee, for purposes of the employee's alternative minimum tax in the year of exercise. The employee will be subject to federal income tax when the employee sells the Common Stock acquired upon the exercise of the option. If the employee holds the Common Stock for more than two years from the date of grant and more than one year from the date the Common Stock was transferred to him or her, any gain will be taxed as long-term capital gain. The Company will not be entitled to any deduction for federal income tax purposes as to any amount taxed as long-term capital gain in connection with the sale of Common Stock acquired upon the exercise of an option.

                  Although the Plan is a qualified Plan, employees who fail to comply with certain holding period requirements, who fail to exercise their options within three months after the termination of their employment, or who fail to meet other requirements, will not receive certain tax benefits. Instead, their options will be treated as non-qualified options. The holder of the non-qualified Option under the Plan recognizes no income for federal income tax purposes upon the grant of such option, and the Company, therefore, receives no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the Common Stock received on the exercise date exceeds the exercise price. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year in which the option is exercised. If the Common Stock is held for at least one year and one day after exercise, long-term capital gain will be realized upon disposition of such Common Stock to the extent the amount realized on such disposition exceeds the fair market value of the Common Stock as of the exercise date.

PLAN BENEFITS TABLE

                  The table below sets forth certain benefits that will be received by each named person and group pursuant to the Plan. Such benefits are based on options which have already been granted under the Plan. Except as shown in the table, the Board of Directors has not determined to grant any other options to its executive officers, directors, or employees at this time. Future awards will be made from time to time by the Board of Directors or the Compensation Committee, in its sole discretion, and, therefore, the recipients and amounts of such awards are not determinable at this time.

                          NEW PLAN BENEFITS TABLE

                      1986 EMPLOYEE STOCK OPTION PLAN

                                                                      NUMBER OF
NAME AND POSITION                      DOLLAR VALUE (1)               UNITS (2)
- -----------------                      ----------------               ---------
Non-Executive Officer
     Employee Group                       [       ]                    59,250(3)

- ------------------
(1) Based on a fair market value of $____________ per share on June 30, 1995, for the underlying common stock.

(2)      Options become exercisable January 3, 1997.

(3) Consists of options to purchase 59,250 shares granted to former Trans-Tec New York employees, subject to shareholder approval of an amendment to increase the shares available under the Plan. The Board of Directors has reserved an additional 90,750 shares to be issued pursuant to options to be granted to former employees of Trans-Tec New York; none of such options have been granted and they are not included in the amounts shown in the table.


REQUIRED APPROVAL

                  The amendment of the Plan will be effective on the date it is approved by the Company's shareholders. The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock represented in person or by proxy at a duly held meeting at which a quorum is present is required to approve amending the Plan to increase the number of shares reserved for issuance thereunder.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF THE PLAN.

                                PROPOSAL TO
                      CHANGE THE NAME OF THE COMPANY

         The Board of Directors has approved amending Article I of the Company's Articles of Incorporation to change the name of the Company to "World Fuel Services Corporation", subject to shareholder approval. The Board believes that the proposed name better reflects the nature of the Company's business. The Board expects that the name change will give the Company better name recognition in the used oil, marine and aviation fuel industries. The amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 1996 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if he so desires.

                   PROPOSALS FOR THE 1996 ANNUAL MEETING

                  In order to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Secretary, no later than March 1, 1996.

                               OTHER MATTERS

                  Management is not aware of any other matters to be presented for action at the Annual Meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                   PROXY
                      ANNUAL MEETING OF SHAREHOLDERS
                      OF INTERNATIONAL RECOVERY CORP.
                       TO BE HELD ON AUGUST 21, 1995

     The undersigned hereby appoints Ralph R. Weiser and Jerrold Blair, and either of them severally as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of International Recovery Corp. held of record on July 10, 1995 by the undersigned at the Annual Meeting of Shareholders to be held on August 21, 1995, or any adjournment or postponements thereof.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

1. ELECTION OF DIRECTORS: [ ] FOR   [ ] WITHHOLD

   NOMINEES: Ralph R. Weiser  Jerrold Blair  Celestin A. Durand, III
             Ralph R. Feuerring John R. Benbow Phillip S. Bradley Myles Klein Michael J. Kasbar Paul H. Stebbins

   Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list at right. IF AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

2. Amendment to the 1986 Employee Stock Option Plan to increase the number of shares issuable under the Plan.

   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. Amendment to the Articles of Incorporation to change the name of the company to World Fuel Services Corporation.

   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon any other matters coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSALS AS SET FORTH
HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE_____________DATE_______________SIGNATURE:__________DATE________

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such, when shares have been issued in names of two or more persons all should sign.